SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

August 15, 2003 (August 13, 2003)
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive
Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 10.1
EXHIBIT 99.1

Item 5. Other Events

     On August 13, 2003, Spectrum Pharmaceuticals, Inc. (“Spectrum”) completed a sale in a private placement transaction to certain institutional and individual investors of 737,040 shares of our common stock at a negotiated purchase price of $4.10 per share for gross cash proceeds of approximately $3.0 million. The investors also received five-year warrants to purchase up to 368,520 shares of our common stock at an exercise price of $4.75 per share. A placement agent received warrants to purchase up to a total of 39,304 shares of our common stock at an exercise price of $4.75 per share for its role in the transaction. Offering costs including cash commissions paid to two placement agents of this transaction are estimated to be $300,000.

     Attached hereto as Exhibits 10.1, 4.1 and 4.2 are copies of the Purchase Agreement, Registration Rights Agreement, form of Series D-1 Warrant and form of Series 2003-1 Warrant, respectively.

     Pursuant to the Registration Rights Agreement, Spectrum is required to register the resale of the shares of Spectrum common stock and shares of Spectrum common stock issuable upon exercise of the warrants.

     On August 14, 2003, Spectrum issued a press release announcing the completion of the offering. The text of the press release is set forth in Exhibit 99.1 attached to this report and incorporated herein by this reference.

Item 7. Exhibits

Exhibits:

4.1	Registration Rights Agreement dated as of August 13, 2003, by and among Spectrum and the persons listed on Schedule 1 attached thereto.
4.2	Form of Series 2003-1 Warrant
10.1	Common Stock and Warrant Purchase Agreement dated as of August 13, 2003, by and among Spectrum and the purchasers listed on Schedule 1 attached thereto.
99.1	Press Release dated August 14, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date:	August 15, 2003	By:	/s/ Rajesh C. Shrotriya

		Name:	Rajesh C. Shrotriya, M.D.
		Title:	Chairman of the Board,
Chief Executive Officer and President

2

EXHIBIT INDEX

Exhibits:

4.1	Registration Rights Agreement dated as of August 13, 2003, by and among Spectrum and the persons listed on Schedule 1 attached thereto.
4.2	Form of Series 2003-1 Warrant
10.1	Common Stock and Warrant Purchase Agreement dated as of August 13, 2003, by and among Spectrum and the purchasers listed on Schedule 1 attached thereto.
99.1	Press Release dated August 14, 2003